Exhibit 99.1

 Westwood Holdings Group, Inc. Announces 100% Increase in Quarterly Dividend, a
    Special Cash Dividend of $0.75 Per Share and Second Quarter 2004 Results

    DALLAS, July 27 /PRNewswire-FirstCall/ -- Westwood Holdings Group, Inc. (NYSE: WHG) today announced that its Board of Directors has approved the payment of a quarterly cash dividend of $0.08 per common share, an increase of 100% from the previous quarterly dividend of $0.04 per share. The Board has also approved the payment of a special cash dividend of $0.75 per share. Both the quarterly and special dividends will be payable on October 1, 2004 to stockholders of record on September 15, 2004.

    Westwood also today reported 2004 second quarter revenues of $4.9 million, net income of $988,000, and earnings per diluted share of $0.18. This compares to revenues of $5.1 million, net income of $1.2 million and earnings per diluted share of $0.22 in the second quarter of 2003. For the six months ended June 30, 2004, Westwood reported revenues of $10.0 million and net income of $2.1 million, or $0.39 per diluted share, compared to revenues of $10.1 million and net income of $2.4 million, or $0.45 per diluted share, for the same 2003 period.

    Total expenses for the 2004 second quarter were $3.3 million compared to $3.1 million for the 2003 second quarter, and were $6.6 million for the six months ended June 30, 2004 compared to $6.2 million for the six months ended June 30, 2003. Westwood recognized non-cash expenses for restricted stock of approximately $200,000 and $400,000 for the second quarter 2004 and the six months ended June 30, 2004, respectively.

    Assets under management were $3.8 billion as of June 30, 2004, a decrease of 11.4% compared to $4.3 billion on June 30, 2003. Average assets under management for the second quarter of 2004 were $3.9 billion, a decrease of 5.3% compared with the second quarter of 2003. The decrease in period ending assets under management compared to the prior year period was principally attributable to the withdrawal of assets by certain clients, partially offset by market appreciation of assets under management.

    Susan M. Byrne, Westwood's founder and Chief Executive Officer commented, "We continue to invest in our people and products, positioning Westwood for future growth, but we can now also return excess capital to our stockholders in the form of a special dividend and increased quarterly dividend. After the payment of our next quarterly dividend and the special dividend in October 2004, we will have returned $12.2 million in cash to our stockholders since July 1, 2002, our first day as a public company."


    About Westwood

    Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG". For more information, please visit the Company's website at http://www.westwoodgroup.com .


    Note on Forward-looking Statements

    Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Forward-Looking Statements and Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.



                  WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share amounts)
                                   (unaudited)

                                      Three months ended     Six months ended
                                           June 30,              June 30,
                                       2004       2003       2004       2003
    REVENUES:
      Advisory fees                   $3,249     $3,693     $6,669     $7,313
      Trust fees                       1,442      1,071      2,894      2,210
      Other revenues                     249        306        420        559
        Total revenues                 4,940      5,070      9,983     10,082

    EXPENSES:
      Employee compensation
       and benefits                    2,347      2,202      4,684      4,321
      Sales and marketing                148        178        248        321
      Information technology             160        208        332        383
      Professional services              247        159        471        418
      General and administrative         439        363        820        712
        Total expenses                 3,341      3,110      6,555      6,155
    Income before income taxes         1,599      1,960      3,428      3,927
    Provision for income tax expense     611        761      1,323      1,478
    Net income                          $988     $1,199     $2,105     $2,449

    Earnings per share:
      Basic                            $0.18      $0.22      $0.39      $0.45
      Diluted                          $0.18      $0.22      $0.39      $0.45


                  WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                    As of June 30, 2004 and December 31, 2003
               (in thousands, except par values and share amounts)
                                   (unaudited)

                                                June 30,     December 31,
                                                  2004          2003
                      ASSETS
    Current Assets:
      Cash and cash equivalents                  $1,025        $3,643
      Accounts receivable                         2,199         1,931
      Investments, at market value               20,260        17,413
        Total current assets                     23,484        22,987
      Goodwill                                    2,302         2,302
      Prepaid income taxes                           86           ---
      Other assets, net                           2,469           948
        Total assets                            $28,341       $26,237

        LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
      Accounts payable and accrued liabilities   $1,722          $935
      Dividends payable                             222           167
      Compensation and benefits payable           1,539         2,776
      Income taxes payable                          ---           472
        Total current liabilities                 3,483         4,350
      Other liabilities                             810            34
        Total liabilities                         4,293         4,384
    Stockholders' Equity:
      Common stock, $0.01 par value, authorized
       10,000,000 shares, issued 5,549,472 and
       outstanding 5,549,170 shares at
       June 30, 2004, issued 5,550,472 and
       outstanding 5,550,119 shares at
       December 31, 2003                             55            56
      Additional paid-in capital                 13,061        12,952
      Treasury stock, at cost - 302 shares
       at June 30, 2004 and 353 shares at
       December 31, 2003                             (5)           (6)
      Unamortized stock compensation             (2,184)       (2,609)
      Retained earnings                          13,121        11,460
        Total stockholders' equity               24,048        21,853
    Total liabilities and stockholders' equity  $28,341       $26,237

     CONTACT:
     Investor Relations
     214-756-6900



SOURCE  Westwood Holdings Group, Inc.
    -0-                             07/27/2004
    /CONTACT:  Bill Hardcastle of Westwood Holdings Group, Inc.,
+1-214-756-6900/
    /Web site:  http://www.westwoodgroup.com /
    (WHG)

CO:  Westwood Holdings Group, Inc.
ST:  Texas
IN:  FIN
SU:  ERN DIV